EXHIBIT 99.1

FOR IMMEDIATE RELEASE

For additional information contact:

Teresa M. Gyulafia                                      Jeanne Prayther
Director of Marketing Communications                    Chief Financial Officer
+ 1-561-981-2004                                        + 1-561-981-2119
tgyulafia@daleen.com                                    jprayther@daleen.com
--------------------                                    --------------------

               Daleen Reports Third Quarter 2003 Operating Results
     Revenues Increase for Fourth Consecutive Quarter; Net Loss Down By 74%


BOCA  RATON,  Fla.  -  October  27,  2003 - Daleen  Technologies,  Inc.  (OTCBB:
DALN.OB), a global provider of licensed and outsourced billing and customer management, operational support systems (OSS) and revenue assurance solutions for traditional and next generation service providers, today reported revenues of $4.9 million for the third quarter of 2003, a 17% increase over its second quarter 2003 reported revenues of $4.2 million. Net loss for the third quarter was $371,000, or $0.01 per share, a decrease of 74% over the $1.4 million, or $0.03 per share loss reported in each of the first and second quarters of 2003, and compared to a $1.7 million net loss, or $0.07 per share in the third quarter of 2002, prior to Daleen's acquisition of the assets and certain liabilities of Abiliti Solutions.

     "Throughout this year, we have maintained an intense focus on leveraging our products, delivery channels and technical expertise to drive incremental revenue growth from our current and new customers," said Gordon Quick, president and CEO of Daleen. "We believe these efforts, and our improved business model, have had a significant and positive impact on our results, and will continue to foster healthy growth for Daleen."

Third Quarter Highlights

o Revenues increased for the fourth consecutive quarter, as a result of work related to recent contracts, professional services engagements and outsourcing services. Daleen's RevChain(R) implementation for ETB in Bogota, Colombia, which was announced in June 2003, is fully staffed and the project is progressing as expected.

o Revenues from Daleen's core customer base remain strong. During the third quarter, Daleen was engaged in active professional services work for more than 50% of its current customers, not including service bureau clients supported through BillingCentral(R). Additionally, Australian telecom carrier AAPT signed a two-year contract for the continued support and maintenance of its RevChain platform.

o Total expenses were $5.3 million for the quarter, compared to $5.7 million and $5.6 million, respectively, for the second and first quarters of 2003.

o The company's total cash and cash equivalents used in the quarter were $530,000, compared to $1.4 million and $500,000, respectively, in the second and first quarters of 2003.

o Daleen expanded its long-standing strategic partnership with Danet to collaborate in bringing practical, ROI-driven revenue assurance and cost management solutions to convergent telecom service providers, including the new Asuriti(TM) software and Danet's financial assurance solutions.

o Daleen delivered Release 6.0 of its RevChain billing and customer management software. RevChain 6.0 offers performance improvements and expanded rating and discounting capabilities that are designed to give service providers more flexibility in supporting loyalty groups and affinity marketing.


     "This was a strong quarter across the board, as evidenced by the incremental revenue growth, reduced expense levels and a significant decrease in our net loss," said Jeanne Prayther, chief financial officer for Daleen. "More importantly, the cumulative results we have achieved through consecutive quarters of revenue growth and sustained, effective cost management are a key factor in driving our business toward a positive cash flow position."

About Daleen

Daleen Technologies, Inc. is a global provider of high performance billing and customer care, OSS revenue assurance software, with a comprehensive outsourcing solution for traditional and next generation service providers. Daleen's solutions utilize advanced technologies to enable providers to reach peak operational efficiency while driving maximum revenue from products and services. Core products include its RevChain(R) billing and customer management software, Asuriti(TM) event management and revenue assurance software, and BillingCentral(R) ASP outsourcing services. More information is available at WWW.DALEEN.COM.


Information with Respect to Forward-Looking Statements. Statements in this release may be considered "forward-looking statements" within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995. These include statements regarding the intent, belief or current expectations of the Company and the assumptions on which these statements are based. Prospective investors are cautioned that any such forward- looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements. Important factors currently known to management that could cause actual results to differ materially from those in forward-looking statements include business concentration; the Company's ability to continue as a going concern; the Company's ability to successfully implement its aggregation strategy; the
Company's   inability  to  achieve   profitability;   customers'  and  potential
customers' market position and lack of financial resources; the costs and success of the Company's international expansion; the ability of the Company to develop and protect its intellectual property; the Company's relationship with third party software vendors and service providers; competition; the Company's ability to retain senior management and other key personnel; low price and volatility of the Company's common stock and the impact of the delisting from The Nasdaq SmallCap Market; the on-going securities class action against the Company; and the rights and preferences of the series F convertible preferred stock. These factors and others are described in the Company's most recent SEC filings including its 2003 Annual Meeting Proxy Statement and the most recently filed Form 10-K and in the Company's Quarterly Reports on Form 10-Q. The Company undertakes no obligation to update the forward-looking statements in this news release.

                                       ###

(C)Daleen  Technologies,  Inc.  All rights  reserved.  Daleen,  the Daleen logo,
RevChain, Asuriti, and BillingCentral are trademarks, or service marks, of Daleen Technologies, Inc. in the United States and other countries. All other trademarks and registered trademarks are property of their respective owners.


                   Daleen Technologies, Inc. and Subsidiaries

                     Condensed Consolidated Balance Sheets
                                 (in thousands)
                                   Unaudited



                                                        September 30      December 31
                                                            2003              2002
                                                        ------------      ------------

                       Assets
Current assets:
  Cash and cash equivalents                          $         4,150   $         6,589
  Restricted Cash                                                 30                30
  Accounts receivalbe, net                                     1,361             2,761
  Cost in excess of billings                                   1,047                 -
  Other current assets                                           483             1,022
                                                        ------------      ------------
        Total current assets                                   7,071            10,402


Property and equipment, net                                    1,155             1,989
Goodwill                                                       5,086             5,086
Other assets                                                     427             1,312
                                                        ------------      ------------
        Total assets                                 $        13,739   $        18,789
                                                        ------------      ------------
                                                        ------------      ------------

        Liabilities and Stockholders' Equity

Current liabilities:
  Accounts payable                                               144               368
  Accrued payroll and other accrued expenses                   2,478             2,576
  Billings in excess of costs                                    135               616
  Deferred revenue                                               418             1,279
  Other current liabilities                                       56               217
                                                        ------------      ------------

        Total current liabilities                              3,231             5,056
  Other long term liabilities                                      4                26
                                                        ------------      ------------

        Total liabilities                                      3,235             5,082

Total stockholders' equity                                    10,504            13,707
                                                        ------------      ------------

        Total liabilities and stockholders' equity   $        13,739            18,789
                                                        ------------      ------------
                                                        ------------      ------------



                   Daleen Technologies, Inc. and Subsidiaries

                Condensed Consolidated Statements of Operations
                      (in thousands except per share data)
                                   Unaudited

                                                                         Three Months Ended                   Nine Months Ended
                                                                         ------------------               --------------------------
                                                          September 30  June 30   March 31  September 30  September 30  September 30
                                                              2003       2003      2003        2002            2003         2002
                                                          ------------  -------   --------  ------------  ------------  ------------

Revenue:
  Professional services and other                        $       4,411 $  3,982  $   3,824  $        849  $     12,216  $      3,831
  License fees                                                     513      231        245           397           989         1,361
                                                          ------------  -------   --------  ------------  ------------  ------------

        Total revenue                                            4,924    4,213      4,069         1,246        13,205         5,192
                                                          ------------  -------   --------  ------------  ------------  ------------

Cost of revenue:
  Professional services and other                               1,446     1,109      1,067           404         3,611         1,980
  License fees                                                     11       165        303            34           479           171
                                                          ------------  -------   --------  ------------  ------------  ------------

        Total cost of revenue                                   1,457     1,274      1,370           438         4,090         2,151
                                                          ------------  -------   --------  ------------  ------------  ------------

Gross margin                                                    3,467     2,939      2,699           808         9,115         3,041

Operating expenses:
  Sales and marketing                                             813       831        900           789         2,543         3,028
  Research and development                                      1,586     1,602      1,681           713         4,870         3,098
  General and administrative                                    1,464     1,517      1,614         1,093         4,595         3,681
  Impairment charges                                                0       500          0             0           500             0
  Restructuring charges                                             0         0          0             0             0           745
                                                          ------------  -------   --------  ------------  ------------  ------------

        Total operating expenses                                 3,863    4,450      4,195         2,595        12,508        10,552
                                                          ------------  -------   --------  ------------  ------------  ------------

Operating loss                                                   (396)  (1,511)    (1,496)       (1,787)       (3,393)       (7,511)
                                                          ------------  -------   --------  ------------  ------------  ------------

Total interest income and nonoperating expense, net                 25       99         78            42           192           712
                                                          ------------  -------   --------  ------------  ------------  ------------

Net loss applicable to common shareholders               $       (371) $(1,412)  $ (1,418)  $    (1,745)  $    (3,201)  $    (6,799)
                                                          ------------  -------   --------  ------------  ------------  ------------
                                                          ------------  -------   --------  ------------  ------------  ------------

  Net loss applicable to common shareholders per share-
   basic and diluted                                     $      (0.01) $ (0.03)  $  (0.03)  $     (0.07)  $     (0.07)  $     (0.29)
                                                          ------------  -------   --------  ------------  ------------  ------------
                                                          ------------  -------   --------  ------------  ------------  ------------

Weighted average outstanding shares - basic and diluted        45,829    45,829    45,829         23,376        45,829        23,049
                                                          ------------  -------   --------  ------------  ------------  ------------
                                                          ------------  -------   --------  ------------  ------------  ------------
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